ARTICLES OF INCORPORATION
                                       OF
                               STOCKPICK.COM, INC.
--------------------------------------------------------------------------------

         FIRST:  The name of this corporation is:

                               STOCKPICK.COM, INC.

         SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89705. The name and address of its resident agent is CSC Services of Nevada, Inc. at the above address.

         THIRD: The nature of the business or objects or purposes may be organized under the General Corporation Law of the State of Nevada;

         To engage in any lawful act or activity for which corporations may be organized under the General Law of the State of Nevada.

         FOURTH: The total authorized capital stock of the corporation is Two Million (2,000,000) Shares Of Common Stock Having A Par Value of $0.001, amounting to $2,000,000.

         FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be two (2) in number, is as follows:

         NAME                                        POST OFFICE ADDRESS

John C. Dello-Iacono                             Suite 1501, 605 Third Avenue
                                                 New York, NY  10158

Edward A. Heil                                   Suite 1501, 605 Third Avenue
                                                 New York, NY  10158


         SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

         NAME:                              POST OFFICE ADDRESS

         Donna Gorney                       1013 Centre Road
                                            Wilmington, DE  19805

         EIGHTH:  The corporation is to have perpetual existence.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

         TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my had this 19th day of July, A.D. 1999.

                                                     Donna Gorney
                                                     ------------------------
                                                     Donna Gorey Incorporator

         STATE OF DELAWARE        )
                                                     SS
         COUNTY OF NEW CASTLE  )

                  On this 19th day of July, A.D., 1999, before me a Notary Public, personally appeared, Donna Gorney, who severally acknowledged that he/she executed the above instrument.

                                                      Elizabeth A. Dawson
                                                      -------------------
                                                      Notary Public


CERTIFICATE OF ACCEPTANCE

                                       OF

                          APPOINTMENT OF RESIDENT AGENT

     I, Lamont W. Jones, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation.



    Lamont W. Jones                                         July 19, 1999
-------------------------
Authorized Representative

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)


                               STOCKPICK.COM, INC
--------------------------------------------------------------------------------
                               Name of Corporation

         We the undersigned   John C. Dello_Iacono                         and
                            ----------------------------------------------------
                              President or Vice President

  John C. Dello-Iacono               of     Stockpick.com, Inc.
------------------------------------     ---------------------------------------
  Secretary or Assistant Secretary          Name of Corporation


do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 1st

day of    February     ,   2001    adopted a resolution to amend the original
articles as follows:


         Article            is hereby amended to read as follows:
                 ----------



                              See Attached Exhibit "A"






         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,000,000 : that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                       John C. Dello-Iacono
                                                     ---------------------------
                                                     President or Vice President
                                                     & Secretary


                                                --------------------------------
                                                Secretary or Assistant Secretary

         State of                 New York            )
                  -----------------------------------
                                                     SS
         County of      Suffolk             )
                    ------------------------

                  On       2/27/01                    personally appeared before
me,  Notary Public,
                     --------------------------------

         John C. Dello-Iacono                        , who acknowledged
----------------------------------------------------

that they executed the above instrument.

                                                  Mary Heller
                                            ----------------------
                                              Signature of Notary
         (NOTARY STAMP OR SEAL)

                     EXHIBIT "A" TO CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                               STOCKPICK.COM, INC.

         The Articles are hereby amended to read as follows:

FIRST:   The name of the corporation is: THE STOCKGAME COMPANY.

FOURTH:  (a)  The Corporation shall be authorized to issue the following shares:

         Class                      Number of Shares           Par Value
         -----                      ----------------           ---------
         Common                        20,000,000                $.001

         Preferred                      1,000,000                $.001

         (b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

                  (1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

                  (2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

         (c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         (d) The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

TWELTH: The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.751 or any other law then in effect or as it may hereafter be amended.

                  The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.
                  The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's of officer's acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.